CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)


                                                       Three Months Ended
                                                            March 31,
                                                     ----------------------
                                                       1996          1995
                                                     --------      --------
(A)    Net Income.................................   $132,229      $ 55,367
                                                     ========      ========

EARNINGS PER SHARE

Based on average common shares outstanding
- ------------------------------------------

(B)    Average shares outstanding.................    138,381       144,246
                                                     ========      ========

(A/B) Net income..................................   $   0.96      $   0.38
                                                     ========      ========

Based on average common and common
- ----------------------------------
equivalent shares outstanding
- -----------------------------
Primary:
(C)    Average common equivalent shares...........      1,527           889
                                                     ========      ========
(D)    Average common and common equivalent
        shares (B + C)............................    139,908       145,135
                                                     ========      ========
(A/D) Net income..................................   $   0.95(1)   $   0.38(1)
                                                     ========      ========

Fully diluted:
(E)    Average common equivalent shares...........      1,617         1,370
                                                     ========      ========
(F)    Average common and common equivalent
        shares (B + E)............................    139,998       145,616
                                                     ========      ========
(A/F) Net Income..................................   $   0.94(1)   $   0.38(1)
                                                     ========      ========

- ------------

(1)  Dilution is less than 3%.




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